Exhibit 3(xxvi)

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HEINZ TRANSATLANTIC HOLDING LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF APRIL, A.D. 2004, AT 5:15 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “HEINZ EUROPEAN HOLDING COMPANY” TO “HEINZ TRANSATLANTIC HOLDING COMPANY”, FILED THE TWENTIETH DAY OF APRIL, A.D. 2004, AT 4:01 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “HEINZ TRANSATLANTIC HOLDING COMPANY” TO “HEINZ TRANSATLANTIC HOLDING LLC”, FILED THE THIRTIETH DAY OF JULY, A.D. 2012, AT 9:27 O’CLOCK A.M.

CERTIFICATE OF FORMATION, FILED THE THIRTIETH DAY OF JULY, A.D. 2012, AT 9:27 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “HEINZ TRANSATLANTIC HOLDING LLC”.

Jeffrey W. Bullock, Secretary of State
3789281 8100H	AUTHENTICATION: 0465811
130679789	DATE: 05-29-13

You may verify this certificate online

at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION	State of Delaware Secretary of State Division of Corporations Delivered 07:20 PM 04/12/2004 FILED 05:15 PM 04/12/2004 SRV 040267104 – 3789281 FILE

OF

HEINZ EUROPEAN HOLDING COMPANY

1. The name of the corporation is: Heinz European Holding Company.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

4. The total number of shares of stock which the corporation shall have authority to issue is: One Thousand and No/l00 (1000), all of such shares shall be without par value.

5. The name and mailing address of each incorporator is as follow:

NAME and TITLE:	Patrick J. Guinee, Assistant General Counsel

MAILING ADDRESS;	H.J. Heinz Company 600 Grant Street, 60th Floor Pittsburgh, Pennsylvania 15219

6. The corporation is to have perpetual existence.

7. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

8. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived any improper personal benefit.

18524-1

0000000053-003

4/12/2004

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that the act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of April, 2004.

Patrick J. Guinee

18524-1

0000000053-003

4/12/2004

State of Delaware Secretary of State Division of Corporations Delivered 04:04 PM 04/20/2004 FILED 04:01 PM 04/20/2004 SRV 040288428 – 3789281 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

Heinz European Holding Company

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Heinz European Holding Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

1.	The name of the corporation is: Heinz Transatlantic Holding Company.

SECOND: that thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Heinz Transatlantic Holding Company has caused this certificate to be signed by Patrick J. Guinee, an Authorized Officer, on this, the 20th day of April, 2004.

By:
Title:	Assistant Secretary
Name:	Patrick J. Guinee

18587-1

0000000053-003

4/15/2004

State of Delaware Secretary of State Division of Corporations Delivered 09:27 AM 07/30/2012 FILED 09:27 AM 07/30/2012 SRV 120882789 – 3789281 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.) The jurisdiction where the Corporation first formed is Delaware.

2.) The jurisdiction immediately prior to filing this Certificate is Delaware.

3.) The date the corporation first formed is April 12, 2004.

4.) The name of the Corporation immediately prior to filing this Certificate is Heinz Transatlantic Holding Company.

5.) The name of the Limited Liability Company as set forth in the Certificate of Formation is Heinz Transatlantic Holding LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 30 day of July, A.D. 2012.

By:

Authorized Person

Name:	Leonard A. Cullo, Jr.
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 09:27 AM 07/30/2012 FILED 09:27 AM 07/30/2012 SRV 120882789 – 3789281 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Heinz Transatlantic Holding LLC

•	Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington Zip Code 19801.

The name of its Registered agent at such address is The Corporation Trust Company.

•	Third: (Insert any other matters the members determine to include herein)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 30 day of July, 2012.

By:
Authorized Person(s)

Name:	Leonard A. Cullo, Jr
Typed or Printed